UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

UNITED BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-16540	34-1405357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 South 4th Street, Martins Ferry, Ohio	43935-0010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 633-0445

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2018, United Bancorp, Inc. (“United Bancorp”) completed its previously announced acquisition (the “Merger”) of Powhatan Point Community Bancshares, Inc. (“Powhatan Point”), the holding company of The First National Bank of Powhatan Point (“First National”). The definitive agreement and plan of merger executed by the parties on June 14, 2018 provided that United Bancorp shall take all appropriate action so that, as of the effective time of the Merger, one current director of Powhatan Point shall be appointed as a director of United Bancorp. Effective upon completion of the Merger, the Board of Directors of United Bancorp (the “Board”) increased the size of the Board by one member and appointed Dr. Carl A. Novak, DDS to the newly created vacancy on the Board to serve as a director of United Bancorp. In addition, Dr. Novak was appointed to the Board of Directors of Unified Bank.

As a director of United Bancorp, Dr. Novak will hold office for a term to expire at the annual meeting of United Bancorp shareholders in 2019 and until his successor is elected and qualified. There have been no transactions involving Dr. Novak that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Novak will be entitled to participate in United Bancorp’s standard compensation arrangements with non-employee directors as described under the heading “EXECUTIVE COMPENSATION AND OTHER INFORMATION - Director Compensation Table” in United Bancorp’s Definitive Proxy Statement filed on March 20, 2018, and which is incorporated herein by reference.

Item 8.01 Other Events

On October 15, 2018, United Bancorp completed its previously announced acquisition of Powhatan Point, the parent holding company of First National.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANCORP, INC.

By:	/s/ Scott A. Everson
Scott A. Everson
Its: President & Chief Executive Officer

Date: October 17, 2018

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